POWER OF ATTORNEY

I, the undersigned trustee of the Lincoln Funds Trust (“Trust”), hereby severally constitute and appoint Gordon Huellmantel, James Hoffmayer, Paul T. Chryssikos, Esq., Samuel K. Goldstein, Esq., and Christina E. Pron, Esq. as my true and lawful attorneys-in-fact and agents with full power in each of them of substitution and resubstitution in my name, place and stead, to sign any and all Registration Statements of the Trust and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, under the Investment Company Act of 1940 (File No. 811-23952) and the Securities Exchange Act of 1933 (File No. 333-278528), on behalf of the Trust, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. This Power of Attorney was signed by me to be effective November 24, 2025.

SIGNATURE	TITLE

/s/ John Morriss
John Morriss	Chair & Trustee